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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                        Date of Report: November 27, 2002

                        (Date of earliest event reported)


                        THE REYNOLDS AND REYNOLDS COMPANY

             (Exact name of registrant as specified in the charter)


         OHIO                         1-10147                 31-0421120

(State or other jurisdiction    (Commission File No.)        (IRS Employer
       of incorporation)                                  Identification No.)


                        THE REYNOLDS AND REYNOLDS COMPANY
                   115 SOUTH LUDLOW STREET, DAYTON, OHIO 45402

                    (Address of Principal Executive Offices)


                                 (937) 485-2000

               (Registrant's telephone number including area code)


                                       N/A

          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS

         On November 27th and November 29th, respectively, the Company entered into two arms-length transactions with Eustace W. Mita, a director, pursuant to which the Company purchased from Mr. Mita in off-market, private transactions, an aggregate of 577,000 shares of the Company's Class A common stock. The first transaction, for 200,000 shares, was for a purchase price per share of $25.78 for an aggregate purchase price of $5,156,000.00. This purchase price was determined by using the valuation dates of November 22, 25 and 26 with the parties determining the average of the high and low share prices for the Company's stock for each of such days as reported in the Wall Street Journal. The average of these three numbers was then discounted by 2.4% in accordance with an agreement dated May 18, 2000 between the Company and Mr. Mita, entered into in connection with the Company's purchase of all of the outstanding membership interests of HAC Group LLC. The second transaction for 377,000 shares was completed on November 29, 2002 by utilizing the same methodology except that the valuation dates were November 25, 26 and 27. The purchase price per share was $25.87 and the aggregate purchase price was $9,752,990.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         THE REYNOLDS AND REYNOLDS COMPANY

                                         By: /s/ Douglas M. Ventura

                                         Douglas M. Ventura, Vice President,
                                         General Counsel and Secretary

Dated:   December 3, 2002











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